SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of August 9, 2006, is made by BEARD PINNACLE, LLC, (the “Grantor”) an Oklahoma limited liability company with an address at Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112 in favor of PINNOAK RESOURCES, LLC, (the “Secured Party"), with an address at 601 Technology Drive, Suite 300, Canonsburg, Pennsylvania 15317.

WHEREAS, pursuant to an Amended and Restated Promissory Note dated as of October 7, 2005 (such Promissory Note and all extensions, renewals, amendments (including amendments which increase the principal amount of such note), substitutions and replacements thereto and thereof is referred to herein as the "Note") made by the Grantor in favor of the Secured Party, as the lender, the Secured Party has made available to the Grantor a loan in the initial principal amount of $1,100,000, which amount may be increased in excess of such amount as may be agreed by the Grantor and the secured party from time to time (such amount, determined from time to time, being referred to herein as the “Loan”);

WHEREAS, to secure the prompt payment in full to the Secured Party of the Secured Obligations (as such term is defined herein), the Grantor has agreed to execute and deliver to the Secured Party this Agreement; and

NOW, THEREFORE, the Grantor and the Secured Party, intending to be legally bound, hereby agree as follows:

1.	Definitions.

(a)          "Collateral" shall include all personal property of the Grantor, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Grantor’s business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, manufactured homes, computer programs embedded in such goods and products; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any, described on Exhibit "A" hereto; (xiv) letter of credit rights; (xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xvi) all supporting obligations of all of the foregoing property; (xvii) all property of the Grantor now or hereafter in the Secured Party’s possession or in transit to or from, or under the custody or control of, the Secured Party or any affiliate thereof; (xviii) all cash and cash equivalents thereof; and (xix) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.

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(b)          “Permitted Liens” shall mean and consist of any lien, security interest, pledge or encumbrance (i) granted to the Secured Party or any affiliated of the Secured Party by the Grantor, (ii) arising under any agreement to which the Grantor, on the one hand, and the Secured Party or any affiliated of the Secured Party, on the other hand, are parties, (iii) made to secure payment of workers’ compensation insurance (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pension or social security programs, (iv) imposed by mandatory provisions of law such as carrier’s, materialmen’s, mechanics’, warehousemen’s, landlord’s and similar liens arising in the ordinary course of business, securing indebtedness not yet due or which is being contested in good faith by the Grantor, (v) for taxes, if the same are not yet due and payable or are being contested in good faith by the Grantor, (vi) arising in the ordinary course of business from or in connection with any deposit to secure statutory or utility obligations or the payment of taxes, (vii) encumbrances consisting of zoning restrictions, easements, rights-of-way, or restrictions, provided they do not impair the use of ownership of any item of the Collateral for the purposes intended, and none of which are violated by existing or proposed structure or land use, and (viii) good faith deposits in connection with bids, tenders, contracts or leases.

(c)          "Secured Obligations" shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Grantor to the Secured Party which are evidenced by, or arise under or pursuant to the terms of the Note, including any extension, amendment, renewal or increase of or to the Note or this Agreement, and which are of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses. The Secured Party shall release the lien and security interest created pursuant to the terms of this Agreement promptly upon payment in full of all indebtedness included in the Secured Obligations.

(d)          "UCC" means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the Commonwealth of Pennsylvania. Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

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2.            Grant of Security Interest. To secure the Secured Obligations, the Grantor, as debtor, hereby assigns and grants to the Secured Party, as secured party, a continuing lien on and security interest in the Collateral.

3.            Change in Name or Locations. The Grantor hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit "A" hereto and made part hereof, or if the Grantor changes its name, its type of organization, its state of organization (if Grantor is a registered organization), its principal residence (if Grantor is an individual), its chief executive office (if Grantor is a general partnership or non-registered organization) or establishes a name in which it may do business that is not listed as a tradename on Exhibit "A" hereto, the Grantor will immediately notify the Secured Party in writing of the additions or changes.

4.            Representations and Warranties. The Grantor represents, warrants and covenants as of the date hereof to the Secured Party that: (a) all information, including its type of organization, jurisdiction of organization, chief executive office, and (for individuals only) principal residence are as set forth on Exhibit "A" hereto and are true and correct on the date hereof; (b) the Grantor has good and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien and encumbrances in favor of the Secured Party created by this Agreement and any other Permitted Lien; (c) except as herein provided, the Grantor will not hereafter without the Secured Party’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral except for sales of inventory in the ordinary course of business or disposals of office supplies in the ordinary course of business which are replaced by similar supplies, permit any right of setoff, lien or security interest (except any Permitted Lien) to exist thereon except to the Secured Party; (d) the Grantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (e) each account and general intangible, if included in the definition of Collateral, is genuine and enforceable in accordance with its terms and the Grantor will defend the same against all claims, demands, setoffs and counterclaims at any time asserted; and (f) at the time any account or general intangible becomes subject to this Agreement, such account or general intangible will be a good and valid account representing a bona fide sale of goods or services by the Grantor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors, and no such account or general intangible will be subject to any claim for credit, allowance or adjustment by any account debtor, unless provided under any instrument or agreement from which such account or general intangible arose, or any setoff, defense or counterclaim.

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5.	Grantor’s Covenants. The Grantor covenants that it shall:

(a)          from time to time and at all reasonable times allow the Secured Party, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at the Secured Party’s sole expense (except any inspection or audit occurring during the continuance of an Event of Default shall be at the Grantor’s sole expense), wherever located (so long as no Event of Default has occurred, the Secured Party will not audit the Collateral more than twice per year). The Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Secured Party may reasonably require to vest in and assure to the Secured Party its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees. The Grantor agrees that during the continuance of an Event of Default the Secured Party has the right to notify (on invoices or otherwise) account debtors and other obligors or payors on any Collateral of its assignment to the Secured Party, and that all payments thereon should be made directly to the Secured Party, and that the Secured Party has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of the Grantor at any time upon and during the continuance of an Event of Default;

(b)          keep the Collateral in good order and repair at all times, normal wear and tear excepted, and immediately notify the Secured Party of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(c)          only use or permit the Collateral to be used in all material respects in accordance with all applicable federal, state, county and municipal laws and regulations; and

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(d)          have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Secured Party may reasonably require and which is customarily obtained by comparable businesses for similar properties, in such form, in such amount, for such period and written by such companies as may be reasonably satisfactory to the Secured Party and consistent with industry practices with respect to the properties for which such insurance is being procured. Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of the Secured Party under which all losses thereunder shall be paid to the Secured Party as the Secured Party’s interests may appear. The Grantor shall use its commercially reasonable efforts to cause each of such policies to expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to the Secured Party and shall insure the Secured Party notwithstanding the act or neglect of the Grantor. Upon the Secured Party’s demand, the Grantor shall furnish the Secured Party with duplicate original policies of insurance or such other evidence of insurance as the Secured Party may reasonably require. In the event of failure to provide or cause to be provided insurance as herein provided, the Secured Party may, at its option and after at least five (5) days prior notice to the Grantor, obtain such insurance and the Grantor shall pay to the Secured Party, on demand, the cost thereof. During the continuance of an Event of Default, proceeds of insurance may be applied by the Secured Party to reduce the Secured Obligations or to repair or replace Collateral, all in the Secured Party’s sole discretion.

6.            Negative Pledge; No Transfer. The Grantor will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral (except for Permitted Liens, sales of inventory and collections of accounts in the Grantor’s ordinary course of business), will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

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7.      Covenants for Accounts. If accounts are included in the definition of Collateral:

(a)          The Grantor will promptly after the Secured Party’s written demand, make notations on its books and records showing the Secured Party’s security interest and make available to the Secured Party copies of shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Grantor shall promptly notify the Secured Party if an account becomes evidenced or secured by an instrument or chattel paper and upon the Secured Party’s request will promptly deliver any such instrument or chattel paper to the Secured Party, including any letter of credit delivered to the Grantor to support a shipment of inventory by the Grantor.

(b)          The Grantor will immediately notify the Secured Party if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any commercially reasonable steps reasonably required by the Secured Party so that all monies due and to become due under such contract shall be assigned to the Secured Party and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

8.            Further Assurances. By its signature hereon, the Grantor hereby irrevocably authorizes the Secured Party to execute (on behalf of the Grantor) and file against the Grantor one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Secured Party, and the Grantor will pay the cost of preparing and filing the same in all jurisdictions in which such filing is reasonably deemed by the Secured Party to be necessary or desirable in order to perfect, preserve and protect its security interests. If required by the Secured Party, the Grantor will execute all documentation necessary for the Secured Party to obtain and maintain perfection of its security interests in the Collateral.

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9.            Events of Default. The Grantor shall, at the Secured Party’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an "Event of Default"): (a) any Event of Default (as defined in any of the Secured Obligations); (b) any default under any of the Secured Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Secured Obligations with respect to such default; (c) demand by the Secured Party under any of the Secured Obligations that have a demand feature; (d) the failure by the Grantor to perform any of its obligations under this Agreement; (e) falsity, inaccuracy or breach by the Grantor of any material written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Grantor; (f) an uninsured material loss, theft, damage, or destruction to any of the Collateral in excess of Fifty Thousand Dollars ($50,000.00), unless the Grantor promptly replaces that Collateral with equivalent Collateral compliant with the Grantor’s undertakings in this Agreement, or the entry of any judgment against the Grantor in excess of Fifty Thousand Dollars ($50,000.00) or any lien (except a Permitted Lien) against or the making of any levy, seizure or attachment of or on the Collateral having a fair market value in excess of Fifty Thousand Dollars ($50,000.00); (g) the failure of the Secured Party to have a perfected first priority security interest in any material item of the Collateral; (h) any indication or evidence received by the Secured Party that the Grantor may have directly or indirectly been engaged in any type of activity which, in the Secured Party’s discretion, might result in the forfeiture of any property of the Grantor to any governmental entity, federal, state or local; or (i) if the Secured Party otherwise reasonably deems itself insecure. Notwithstanding clause (d) of this Section 9, if the Grantor’s failure to perform any of its obligations under this Agreement has only an immaterial or de minimis effect upon any rights of the Secured Party under this Agreement, then that failure shall not constitute or result in an Event of Default unless the Grantor does not cure or remedy that failure to the Secured Party’s reasonable satisfaction within four days after the Grantor’s receipt of notice of that failure from the Secured Party.

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10.          Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Secured Party may declare all Secured Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Secured Party’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Grantor’s premises and take possession of the Collateral without prior notice to the Grantor or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Grantor’s premises, (d) require the Grantor to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party, and (e) notify the United States Postal Service to send the Grantor’s mail to the Secured Party. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Grantor at least ten (10) days before the time of the intended sale or disposition unless a longer period is provided or required under applicable law. Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Secured Party’s reasonable attorneys’ fees and legal expenses, incurred or expended by the Secured Party to enforce any payment due it under this Agreement either as against the Grantor, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Grantor waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

11.          Power of Attorney. The Grantor does hereby make, constitute and appoint any officer or agent of the Secured Party as the Grantor’s true and lawful attorney-in-fact, with power, from and after an Event of Default and so long as such Event of Default continues, to (a) endorse the name of the Grantor or any of the Grantor’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Secured Party’s possession in full or part payment of any Secured Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Grantor, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to the Grantor’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Grantor might or could do. The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable until the Secured Obligations have been paid in full.

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12.          Payment of Expenses. At its option, the Secured Party may discharge taxes, liens, security interests or such other encumbrances (except any Permitted Liens) as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as reasonably determined by the Secured Party to be necessary. The Grantor will reimburse the Secured Party on demand for any payment so made or any expense incurred by the Secured Party pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Secured Party.

13.          Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

14.          Preservation of Rights.  No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power. The Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

15.          Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

16.          Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Grantor from, any provision of this Agreement will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

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17.          Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

18.          Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

19.          Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Grantor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Agreement in whole or in part without the Secured Party’s prior written consent and the Secured Party at any time may assign this Agreement in whole or in part.

20.          Interpretation. In this Agreement, unless the Secured Party and the Grantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.

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21.          Indemnity. The Grantor agrees to indemnify each of the Secured Party, each legal entity, if any, who controls the Secured Party and each of their respective directors, officers and employees (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Grantor), in connection with or arising out of or relating to the matters referred to in this Agreement or the Secured Obligations, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant made in this Agreement by the Grantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of the Secured Obligations and assignment of any rights hereunder. The Grantor may participate at its expense in the defense of any such claim.

22.          Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the Commonwealth of Pennsylvania. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT THAT THE LAWS OF THE STATE WHERE ANY COLLATERAL IS LOCATED (IF DIFFERENT FROM THE STATE WHERE SUCH OFFICE OF THE SECURED PARTY IS LOCATED) SHALL GOVERN THE CREATION, PERFECTION AND FORECLOSURE OF THE LIENS CREATED HEREUNDER ON SUCH PROPERTY OR ANY INTEREST THEREIN. The Grantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Allegheny County or the District Court for the Western District of Pennsylvania; provided that nothing contained in this Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Grantor individually, against any security or against any property of the Grantor within any other county, state or other foreign or domestic jurisdiction. The Secured Party and the Grantor agree that the venue provided above is the most convenient forum for both the Secured Party and the Grantor. The Grantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

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23.         WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE SECURED PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GRANTOR AND THE SECURED PARTY ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

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The Grantor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution of this Security Agreement as a document under seal, as of the date first written above.

BEARD PINNACLE, LLC

By:	/s/ W.M. Beard
Name: W.M. Beard
Title: Chairman of the Board

PINNOAK RESOURCES, LLC

By:	/s/ Michael F. Nemser
Name: Michael F. Nemser
Title: CFO

EXHIBIT "A"

TO SECURITY AGREEMENT

1.	Grantor’s form of organization (i.e., corporation, partnership, limited liability company):

Limited Liability Company

2.	Grantor’s State of organization, if a registered organization (i.e., corporation, limited partnership or limited liability company): Oklahoma

3.	The exact spelling of the name of the Grantor as shown on the official records of the Secretary of State of Oklahoma is: [Beard Pinnacle, LLC]

4.	Grantor’s principal residence, if a natural person or general partnership: N/A

5.	Address of Grantor’s chief executive office, including the County:

Enterprise Plaza, Suite 320

5600 North May Avenue

Oklahoma City, Oklahoma 73112

Oklahoma County

United States of America

6.	Grantor’s EIN, if not a natural person: 11-3720637

7.	Grantor’s SSN, if a natural person: N/A

8.	Grantor’s organizational ID# (if any exists): N/A

9.	Address for books and records, if different: N/A

10.	Addresses of other Collateral locations, including Counties, for the past five (5) years:

Smith Branch Coal Refuse Facility at Pinnacle Preparation Plant

Near Pineville, Wyoming County, West Virginia

11.	Name and address of landlord or owner if location is not owned by the Grantor:

Pinnacle Mining Company, LLC

c/o Pinnoak Resources, LLC

12.	Other names or tradenames now or formerly used by the Grantor: N/A

13.	List of all existing Commercial Tort Claims (by case title with court and brief description of claim): N/A

14.	List each merger or significant asset acquisition concerning the Grantor that occurred in the last five years:

Acquisition of the Collateral